Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,528,160)
Unrealized Gain (Loss) on Market Value of Futures	3,303,050
Dividend Income	1,471
Interest Income	81
ETF Transaction Fees	1,000
Total Income (Loss)	$1,777,442

Expenses
Investment Advisory Fee	$23,857
NYMEX License Fee	769
Brokerage Commissions	323
Non-interested Directors' Fees and Expenses	212
Prepaid Insurance Expense	109
Other Expenses	6,820
Total Expenses	32,090
Expense Waiver*	18,712
Net Expenses	$50,802
Net Gain (Loss)	$1,726,640

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/10	$36,748,091
Withdrawals (100,000 Units)	(3,452,718)
Net Gain (Loss)	1,726,640

Net Asset Value End of Period	$35,022,013
Net Asset Value Per Unit (1,000,000 Units)	$35.02

* Includes an adjustment to maintain the 0.15% cap.

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502